Ex-99.e.iv

Delaware Distributors, L.P.
2005 Market Street
Philadelphia, PA 19103

August 27, 2007

Voyageur Mutual Funds III
2005 Market Street
Philadelphia, PA 19103

     Re:     Expense Limitations

Ladies and Gentlemen:

     By our execution of this letter agreement (the “Agreement”), intending to be legally bound hereby, Delaware Distributors, L.P. (the “Distributor”) agrees that in order to improve the performance of Delaware Select Growth Fund (the “Fund”), which is a series of Voyageur Mutual Funds III, the Distributor shall waive a portion of the Rule 12b-1 (distribution) fees for the Fund’s Class R Shares, so that such Fund’s Rule 12b-1 (distribution) fees will not exceed 0.50% for the period September 1, 2007 through August 31, 2008.

     The Distributor acknowledges that it shall not be entitled to collect on, or make a claim for, waived fees at any time in the future.

Delaware Distributors, L.P.

By:	/s/ Theodore K. Smith
	Name:	Theodore K. Smith
	Title:	President
	Date:	August 27, 2007

Your signature below acknowledges
acceptance of this Agreement:

Voyageur Mutual Funds III

By:	/s/ Patrick P. Coyne
Name: Patrick P. Coyne
Title: President
Date: August 27, 2007